EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

     AGREEMENT, dated as of March 10, 2004, between DISTINCTIVE DEVICES, INC., a Delaware corporation (the "Company"), and ______________ (the "Purchaser").

                                   BACKGROUND

     WHEREAS, the Company is offering to sell 1,000,000 shares (the "Shares") of its Common Stock, $.001 par value (the "Common Stock"), at a purchase price of $1.00 per share (the "Shares"), to the Purchaser;

     WHEREAS, the Purchaser desires to purchase the Shares from the Company, on the terms and conditions set forth below.

     NOW THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged hereby, agree to be legally bound as follows:

     1.   Sale of Common Stock; Purchase Price.

          1.1 Sale. Subject to the terms and conditions set forth herein, the Purchaser hereby purchases from the Company, and the Company hereby sells to the Purchaser, the Shares for the purchase price of One Million Dollars ($1,000,000) (the "Purchase Price").

          1.2 Closing. The closing (the "Closing") of the transaction contemplated hereby is taking place simultaneously with the execution and delivery of this Agreement. At the Closing, the parties are making the following deliveries to each other:

               (a) the Company is delivering to the Purchaser a certificate for the Shares; and

               (b) the Purchaser is delivering the Purchase Price in immediately available funds to the Company by check or wire transfer to an account designated by the Company, receipt of which is acknowledged by the Company.

     2. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser that:

          2.1 Organization; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary.

          2.2 Subsidiaries. Except for the subsidiaries listed on Schedule 2.2 attached hereto (each a "Subsidiary" and collectively the "Subsidiaries"), of which the Company is the beneficial owner of at least ninety (90%) percent all of their issued and outstanding shares of voting capital stock, the Company has


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no subsidiaries and does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, limited liability company, association or business entity. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of jurisdiction of its formation.

          2.3 Corporate Power; Authorization. The Company has all requisite corporate power to enter into this Agreement, to sell the Shares and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and for the authorization, issuance and delivery of the Common Stock issuable upon payment has been taken. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

          2.4 No Restrictive Agreements. The issuance and delivery of the Shares to the Purchaser is not subject to any preemptive rights. Upon the delivery of the Shares, the Purchaser will acquire the beneficial and legal, valid and indefeasible title to the Shares, free and clear of all pledges, liens, charges, claims or options of any kind, except for restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

          2.5 Capitalization. The Company's authorized capital stock, consists of 50,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $.001 par value, of which 18,071,042 shares of Common Stock and no shares of Preferred Stock are issued and outstanding (excluding 3,000,000 shares of Common Stock which are issued and owned by a subsidiary of the Company). The Company has reserved 6,843,050 shares of Common Stock for issuance upon the exercise of outstanding options, warrants and other purchase rights. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. Except as disclosed in the Company's Reports (as hereinafter defined) or in Schedule 2.5 attached hereto, there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

          2.6 SEC Reports. The Company is subject to filing reports with the Securities and Exchange Commission (the "SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002, quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2003 and current report on Form 8-K for an event of January 14, 2004 (collectively, the "Company's Reports") is in all material respects complete and correct and present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate (subject, in the case of the unaudited financial statements, to normal year-end adjustments). The audited financial statements and the unaudited financial statements contained in the Company's Reports have been prepared in accordance with generally accepted accounting principles consistently followed throughout


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the periods involved (except as may be otherwise indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB).

          2.7 Absence of Certain Changes. Except to the extent set forth in the Company Reports or in the schedules hereto, at all times since September 30, 2003, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's business or prospects, as a whole, including but not limited to:

          (a) any material adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown on the Company's Reports;

          (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company;

          (c) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

          (d) any actual or threatened cancellation or adverse modification of any contract, licensing agreement, manufacturing agreement, marketing agreement or strategic partnering agreement to which the Company is a party; or

          (e) any labor trouble, or any other event or condition of any character, materially adversely affecting the business or plans of the Company.

          2.8 Taxes. The Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the States of Delaware and New Jersey and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law. The Company has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company's federal income tax returns have not, to the best of the Company's knowledge and belief, been audited by the Internal Revenue Service.

          2.9 Litigation. There is neither pending nor, to the Company's knowledge, threatened any action, suit, proceeding or claim to which the Company or any Subsidiary is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, and operations or prospects of the Company taken as a whole. The Company has no knowledge of any unasserted claim which, if asserted and granted might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company taken as a whole.


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          2.10  Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with the Company's execution, delivery or performance of this Agreement.

          2.11 Compliance. The execution, delivery and performance of this Agreement by the Company does not conflict with or cause a breach under any of the terms or conditions of (i) its Certificate of Incorporation or By-Laws or
(ii) any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a breach or violation of which might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company. To the best knowledge of the Company, the operations of the Company and each Subsidiary have complied and are in compliance in all material respects with all applicable federal, state and local laws, and where appropriate, foreign laws, except to the extent any failure to so comply would not have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company taken as a whole. The Company possesses all permits, licenses and approvals of governmental authorities which are required in the operation of its business, except for those the failure of which to hold might have a material adverse effect on the Company's business and prospects taken as a whole. To the best knowledge of the Company, the Company is in compliance in all material respects with the terms and conditions of such permits, licenses and approvals.

          2.12 Intellectual Property. The Company owns or has valid, adequate and subsisting rights to use and exploit all patents, patent licenses, trade secrets, copyrights, trademarks and service marks necessary for the conduct of the business of the Company as described in the Company's Reports (collectively, the "Intellectual Property") free and clear of any pledge, lien, charge, claim or option. None of the processes currently used by the Company or any of the properties or products currently sold by the Company or trademarks, trade names, labels or other marks or copyrights used by the Company, to the best knowledge of the Company, infringes the patent, industrial property, trademark, trade name, label, other mark, right or copyright of any other person or entity. The Company has not received any written notice of adverse claim with respect to any of the Intellectual Property, and, to the Company's best knowledge, no basis exists for any such claim.

          2.13 No Undisclosed Liabilities; Etc. Neither the Company nor any Subsidiary has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the balance sheet included in the September 30, 2003 Form 10-QSB (the "Balance Sheet"), except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, or pursuant to its business plan, and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable or otherwise disclosed on a Schedule to this Agreement.

          2.14 Title to Properties. Each of the Company and its Subsidiaries has good, valid and marketable title to all the properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet (except for personal property sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice), and all the properties and assets purchased by the Company and its Subsidiaries since the date of the Balance Sheet.


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          2.15  Disclosure. The Company has fully provided the Purchaser with all the information that the Purchaser requested for deciding whether to purchase the Common Stock and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

          3.1 Knowledge. The Purchaser is aware of the current business and affairs of the Company, its past losses and need for additional capital, its recent acquisition of galaxis technology ag, and has reviewed the Company Reports and has had the opportunity to discuss the Company's prospects and proposed financing transactions with its management. The Purchaser acknowledges that the Company has not made any representations (written or oral) other than as set forth or specifically referred to in this Agreement. In addition, the Purchaser understands an investment in the Shares is highly speculative.

          3.2 Experience. The Purchaser is experienced in evaluating and investing in companies such as the Company, and has such knowledge and experience in evaluating the merits and risks of his investment, and has the ability to bear the economic risk of the loss of his entire investment. He is an "accredited investor," as such term is defined in Regulation D under the Securities Act. The purchase of the Common Stock is consistent with his investment objectives.

          3.3 Investment. The Purchaser is acquiring the Shares for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof. He understands that the Shares have not been registered under the Securities Act by reason of specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of his investment intent as expressed herein. He acknowledges that the Company may place restrictive legends on, and stop transfer orders against, the certificates representing the Shares, including the legends set forth in Section 5.7 hereof, because of the restrictions on resale or other transfer of the Shares.

          3.4 Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Purchased Shares. He has separately negotiated for the registration rights in Section 4 hereof. He also has been advised of the limited public market for the Company's Common Stock.

          3.5 Authority. This Agreement when executed and delivered by the Purchaser will be duly executed and will constitute a legal, valid and binding obligation of the Purchaser, enforceable against him in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement or creditors' rights generally and general principles of equity.


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          3.6  Brokers. The Purchaser has not entered into an agreement for the payment of any broker's or finder's fee or commission in connection with his purchase of the Shares. The Purchaser agrees to indemnify and hold the Company and its officers, directors, employees and agents harmless against any liability for commissions, fees or other compensation in the nature of a broker's or finder's fee to any broker or other nature of a broker's or finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability) for which the Purchaser is responsible.

          3.7 Confidentiality. The Purchaser acknowledges that the information received by him, other than the Company Reports, pursuant to this Agreement may be confidential and is for the Purchaser's use only. He will not use such confidential information in violation of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise, or reproduce, disclose or disseminate such information to any other person, except in connection with his rights under this Agreement or is required to disclose by a governmental body, unless the Company has made such information available to the public generally.

     4.   Registration Under the Securities Act.

          4.1 Piggyback Registration. (a) If at any time and from time to time after March 10, 2005 and prior to March 10, 2007, the Company proposes to register shares of its Common Stock under the Securities Act on any form for registration thereunder (the "Registration Statement") for the account of stockholders (other than one relating to (i) a registration of shares of Common Stock underlying a stock option, restricted stock, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; (iii) a registration of securities proposed to be issued in exchange for other securities of the Company; or (iv) a registration of shares of Common Stock for the sale of such Common Stock where the Company intends to use the proceeds from such a sale to repay existing indebtedness of the Company) in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a "Piggyback Registration"), it will at such time give prompt written notice to the Purchaser of its intention to do so and of the Purchaser's rights under this Section 4.1 (the "Section 4.1 Notice"). The rights referred to in this Section 4.1 are "Piggyback Registration Rights." The Piggyback Registration Rights constitute the only rights the Purchaser shall have to include the Shares in a Registration Statement. The Purchaser shall be entitled to include his Shares in one (1) Piggyback Registration. In addition, the Purchaser does not have any "demand registration rights."

               (b) Upon the written request of the Purchaser to the Company, to be received by the Company within ten (10) days after the giving of any Section
4.1 Notice, setting forth the number of the Shares the Purchaser intends to include in the Piggyback Registration (which may not be less than 250,000 shares as presently constituted) and the intended method of disposition thereof, the Company will include in the Registration Statement the Shares which the Purchaser has requested to register, to the extent provided in this Section 4. The number of Shares set forth in the Purchaser's Section 4.1 Notice are for purposes of this Section 4, the "Registrable Shares."


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          4.2  Suspension in Filing. (a) If the Company determines, in its good faith reasonable judgment, that the Company should withdraw any previously filed Registration Statement because the Company is engaged in or in good faith plans to engage in any financing, acquisition or other material transaction which would be adversely affected by the filing or maintenance of a Registration Statement otherwise required to be filed or maintained pursuant to this Section 4, or that the Company is in the possession of material nonpublic information required to be disclosed in such Registration Statement or an amendment or supplement thereto, the disclosure of which in such Registration Statement would be materially disadvantageous to the Company (a "Disadvantageous Condition"), the Company shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 180 days from the date of the determination), the filing of such Registration Statement or, if such Registration Statement has already been filed, may withdraw such Registration Statement and shall promptly give the Purchaser written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. The Company's right to delay a request for registration or to withdraw a Registration Statement pursuant to this Section 4.2 may not be exercised more than once in any one-year period.

               (b) If the Company determines to take any action pursuant to Sub-section (a) above after a Registration Statement is filed, upon receipt of any notice of suspension, the Purchaser shall forthwith discontinue use of the prospectus contained in such Registration Statement. In addition, if so directed by the Company, the Purchaser shall deliver to the Company all copies of the prospectus then covering such Registrable Shares current at the time of receipt of such notice. If no Registration Statement has yet been filed, at the request of the Company the Purchaser shall return all drafts of the prospectus covering such Registrable Shares.

          4.3 Company Covenants. Whenever required under this Section 4 to include Registrable Shares in a Registration Statement, the Company shall, as expeditiously as reasonably possible:

               (a) Use its commercially reasonable efforts to cause such Registration Statement to become effective and cause such Registration Statement to remain effective until the earlier of the Purchaser having completed the distribution of all his Registrable Shares described in the Registration Statement or six (6) months from the effective date of the Registration Statement (or such later date by reason of suspensions the effectiveness as provided hereunder). The Company will also use its commercially reasonable efforts to, during the period that such Registration Statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the Registration Statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in


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periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement.

               (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

               (c) Furnish to the Purchaser such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Purchaser.

               (d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Purchaser; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

               (f) Notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the Registration Statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the Registration Statement. at the earliest possible time or prevent the entry thereof); of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

          4.4 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 4 with respect to the Registrable Shares that the Purchaser shall furnish to the Company such information regarding the Purchaser, the Registrable Shares held by the Purchaser, the intended method of disposition of such securities and such


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other information as shall be reasonably required by the Company to effect the registration of the Purchaser's Registrable Shares.

          4.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Shares with respect to the registrations effected pursuant to Section 4.1 for the Purchaser, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Shares; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to the Purchaser. Notwithstanding the foregoing, the Purchaser shall pay all registration expenses that it is required to pay under applicable law.

          4.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 4.1 to include any of the Purchaser's Registrable Shares in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company, and the Purchaser enters into such lock-up agreements as may be required of other selling stockholders in such Registration Statement. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Shares and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          4.7 Delay of Registration. The Purchaser shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

          4.8 Indemnification. In the event that any Registrable Shares are included in a Registration Statement under this Section 4:


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               (a)  To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities
Act) for the Purchaser and each person, if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to the Purchaser, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser, underwriter or controlling person or the gross negligence or willful misconduct of the Purchaser, underwriter or controlling person, as the case may be.

               (b) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other holder selling securities in such Registration Statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action.

               (c)  Promptly after receipt by an indemnified party under this
Section 4.8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8.

               (d) If the indemnification provided for in this Section 4.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and the Purchaser under this
Section 4.8 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Section 4, and otherwise.

          4.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell shares of the Company's Common Stock to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to the Purchaser, so long as the Purchaser owns any Registrable Shares, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     5.   Call Option; Resale Restrictions.

          5.1 Company's Call Option. The Company has the right, but not the obligation, to require the Purchaser to sell all or any of the Shares to the Company (the "Call Option") for a period of one (1) year, commencing on the date hereof and ending on the first anniversary of the date hereof (the "Call Period"), for a price of Five Dollars ($5.00) per share; provided that in the event of any stock split, stock dividend, recapitalization, reorganization or other adjustment in the Common Stock, the purchase price and/or the Shares shall be equitably adjusted.

          5.2 Notice Requirement. The Company's right to exercise its Call Option under Section 5.1 hereof is subject to the requirement that it provide the Purchaser with twenty (20) days' written notice of its intent to make such a purchase, including the number of Shares to be purchased and the proposed closing date (the "Call Notice").

          5.3 Obligations of Purchaser. If the Purchaser receives proper notice of Company's intent to make a purchase of Shares under Section 5.1 of this Agreement, the Purchaser shall sell to the Company the number of Shares the Company indicates in the Call Notice.

          5.4 Restrictions. Except for sales made pursuant to Section 5.1 hereof, during the Call Period, the Purchaser shall not have the right to sell, pledge, assign, donate, hypothecate or otherwise transfer the Shares. Except for sales made pursuant to Section 5.1 hereof, during the Call Period, the Purchaser shall not have the right to enter into any agreement to sell, pledge, assign, donate, hypothecate or otherwise transfer the Shares, other than pursuant to the Call Option.

          5.5 Closing of the Company's Call Option. The closing of any purchase pursuant to the exercise of the Company's Call Option pursuant to this Section 5 (the "Option Closing") shall take place at the executive offices of the Company at such time and on such date as specified in the Call Notice or as otherwise may be mutually agreed. At such Option Closing, the Company shall pay to the Purchaser the total purchase price to be paid for the Shares being purchased by check or wire transfer of immediately available funds to an account designated by the Purchaser, and the Purchaser shall deliver to the Company a certificate or certificates representing the Shares being purchased, endorsed in blank or accompanied by stock powers duly endorsed in blank, free and clear of all liens, claims, charges and encumbrances.

          5.6 Suspension of Closing. In the event that the Company is unable to effect the Option Closing, the Purchaser shall have the right, exercisable within ten (10) days after receiving notice of the suspension of the Closing, to have the Company's Call Option exercise rescinded and to maintain ownership of the Shares, subject to any future exercise under this Section 5 during the Option Period.

          5.7  Legends.

               (a) Each certificate representing the Shares shall bear legends in substantially the following form:

          "THESE SHARES WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          "THESE SHARES ARE SUBJECT TO A CALL OPTION AND OTHER TRANSFER RESTRICTIONS THAT PROHIBIT THE HOLDER FROM SELLING,
          TRANSFERRING, OR OTHERWISE DISPOSING OF THESE SHARES FOR A PERIOD OF ONE YEAR, COMMENCING ON MARCH 10, 2004 AND ENDING ON MARCH 10, 2005."

     6.   Miscellaneous.

          6.1 Survival. All representations and warranties made by the Company and the Purchaser in this Agreement shall survive the Closing for a period of one (1) year.

          6.2 Additional Action. Each of the Purchaser and the Company shall, upon the request of the other, from time to time, execute and deliver promptly to the other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

          6.3 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective estates, heirs, executors, successors and assigns at the extent provided herein.

          6.4 Governing Law. This Agreement shall in all respects be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          6.5 Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the subject matter herein and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

          6.6 Waiver. No waiver shall be deemed to be made by any party of any of his or its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party of the obligations of the other party in any other respect at any other time.

          6.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or by express courier, or delivered either by hand or by messenger, addressed as follows: (a) if to the Purchaser, c/o ________________________, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at One Bridge Plaza, Fort Lee, New Jersey 07024, attn: President, or at such other address as the Company shall have furnished to the Purchaser in writing.

          6.8 Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

          6.9 Counterparts, Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.


                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.


                                            DISTINCTIVE DEVICES, INC.


                                            -----------------------------
                                            By:    Sanjay S. Mody
                                            Title: President


                                            -----------------------------
                                            [purchaser]